Operating Agreement Of

NuGenHealth, LLC

(An Arizona Limited Liability Company)

Operating Agreement ofNuGenHealth, LLC (the "Company" or "NuGenHealth"), dated as of August 2020 by and between Worldwide Digitech, LLC (WWDT) a Florida limited liability company and NuGenerex Health, LLC, ("NuGenerex Health, LLC" an Arizona LLC and subsidiary of Generex Biotechnology Corporation). and as modified and listed in the books and records of the Company as Members of the Company. The Members are sometimes collectively referred to herein as the "Members" and individually as a "Member." Definitions of certain terms used in this Agreement are contained in Article Nine.

WHEREAS, the Members have reached a Memorandum of Understanding to enter into a joint venture for a mutual benefit and to improve the quality, access and delivery of patient care. (see Appendix I)

WHEREAS, the Company is formed as a limited liability company under the Arizona Limited Liability Company Act pursuant to a Certificate of Formation (the "Certificate") dated as of, and filed with the Arizona Corporation Commission; and

WHEREAS, the initial Members of the Company are adopting this Agreement to provide for the operation of the Company, the relationship of the Members, and the relative economic interests of the Members;

WHEREAS, the Company has been formed to provide Patient & Physician Services as defined herein to facilitate the care of patient populations with chronic and complex health conditions;

WHEREAS, the Company will execute a software licensing agreement and initiate operations to provide Patient & Physician Services for patients that need remote care and monitoring in collaboration with Worldwide Digitech, LLC ("WWDT");

WHEREAS, the Company shall enter into lease agreements as mutually agreed upon by the Members for the support of our business operations.

WHEREAS, the parties hereto commit to providing patients with Patient & Physician Services as per guidelines established by the Centers for Medicare and Medicaid Services (CMS) and professional medical societies to ensure appropriate care and to achieve optimal health outcomes; and

WHEREAS, the parties hereto desire to provide for the respective rights and duties of all Members of the Company, for NuGenerex Health, LLC and WWDT, and for the patient populations served.

NOW, THEREFORE, in consideration of the mutual provisions and agreements made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE ONE THE COMPANY

Section 1.1 Organization; Name.

The Company is a limited liability company formed pursuant to the provisions of the Act.

The name of the Company is NuGenHealth, LLC (NuGenHealth). The Company shall exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Arizona, including the Act. The business of the Company may be conducted under any other name as the Manager(s) may determine from time to time.

Section 1.2 Pum.ose and Character of Business.

A.  The purposes of the Company are: (i) to provide Connected Care Solutions for Patient Engagement (PE), Remote Patient Monitoring (RPM), and Chronic Care Management (CCM) to physicians, hospitals, and other providers of patient care; this may or may not involve a dedicated call center, which is yet to be determined; (ii) to improve patient health outcomes and reduce costs; (iii) to make such additional investments and engage in such additional activities as are permitted to be conducted by a limited liability company under the Act and as the Executive Board may approve; and (iv) to engage in any and all activities related or incidental to the purposes set forth in clauses (i), (ii), and (iii).

B.  The longer-term goal of the Company is that within a time period of 2-4 years, NuGenHealth will be large enough both in sales and patient volume to launch an IPO or for acquisition by a 3rd party for the financial benefit of both the parties. The shorter-term goal (within 18 months) is to enroll 150,000 patients on to the Connected Care Solutions for Chronic Care Management and Remote Patient Monitoring to generate revenue for the Company to support expansion and growth.

C.  To ensure the success of the Company, the Members' CEOs will interact and coordinate to achieve business goals and maintain strategic alignment. Although there are no preset times for meetings, there shall be substantial contact and interaction during a given month for the business purposes of NuGenHealth.

D.  Performance Obligations. NuGenerex Health, LLC and WWDT will have the following Performance Obligations to include:

1.	Full compliance with all local, state, and federal laws and regulations, including but not limited to HIPAA, Stark Laws, Anti-Kickback statutes, SEC compliance and filings requirements as it pertains to public companies, and other regulations that pertain to the Purpose and Character of the Business;
2.	Compliance with documentation for HIPAA compliance in the form of a Business Associate Agreement, including signed agreements with all third-party entities;
3.	Rental and provision of offices, and facilities, including electrical & HVAC systems, water and other utilities at market rates as determined by the Managers to support the business operations.
4.	To the extent permitted by applicable law, share with NuGenerex Health, LLC and WWDT de-identified Electronic Health records, pharmacy records, insurance infonnation, and other records for analytic analysis, business optimization, and population health management to be conducted by NuGenHealth, LLC with all such analysis to be shared with Worldwide Digitech, LLC for no charge, with the prevailing objective to improve patient care.
5.	WWDT to provide the technology, via a simultaneously executed licensing agreement between NuGenHealth and HealthKOS's white label version of the platform, including providing of IT Hosting, Security & Maintenance; and delivering implementation, training and knowledge transfer to Company employees for purposes of training doctors offices, call centers, and field personnel.
6.	WWDT to provide NuGenHealth the medical background and context for purposes of implementation and workflow development to be used across the healthcare provider-patient care continuum.
7.	NuGenerex Health, LLC to provide the business development channels of marketing, contacts, leads, affiliations and the implementation of operations essential to NuGenHealth's business model. See Attached Appendix II -Business Model.
8.	NuGenerex Health, LLC to provide all cash investment and funding needed for the NuGenHealth' s set-up and operations. At the time of entering into this Agreement, the initial capital needed is approximately $1.5 million, which NuGenerex Health, LLC warrants it has the ability to raise and/or fund.
9.	Initially, NuGenerex Health, LLC shall be responsible for the day to day management and oversight of business operations; until otherwise determined by the co-CEOs.
10.	WWDT shall be responsible for handling the ordering of devices needed from its proprietary manufacturers and distributors, provided both CEOs consent; and the Company shall be financially liable for such purchasing. WWDT will need 6 to 8 weeks of lead time and partial funding to place the order.
11.	During the course of operations or at the time of wind-up, WWDT shall not be responsible for funding any losses, liabilities or other encumbrances.
12.	Note that the public company requirements for repo11ing and consolidations are based upon GNBT Fiscal" Year which is (August I thru July 31). All tax filings will flow along the same timelines.

E.  Restrictions. WWDT and NuGenerex Health, LLC Generex agree to the following restrictions with regard to their business endeavor in NuGenHealth:

1. Exclusivity and Non-Circumvent. During the engagement and until two (2) years post termination of this Agreement, neither Generex, nor any of its affiliates, subsidiaries, officers, directors, employees, shareholders, agents, representatives or similar persons or entities will, directly or indirectly, solicit or initiate discussions or engage in negotiations or discussions, or engage with any other person or entity or any of WWDT's affiliates including device or software developers, manufacturers, engineers, employees, or third party vendors involving the possible licensing, leasing, development, or acquisition of technology platform similar to HealthKOS's, specifically technology for Remote Patient Monitoring (RPM), Telehealth, and/or Chronic Care Management (CCM).

2. Non-solicitation of NuGenHealth Clients. During the engagement and until two

(2)  years post termination of this Agreement, neither WWDT, nor any of its affiliates, subsidiaries, officers, directors, employees, shareholders, agents, representatives or similar persons of entities will directly or indirectly, or discussions with any other person or entity or any of its affiliates involving the possible licensing, leasing, development, or sale of HealthKOS technology to NuGenerex Health, LLC,, nor its parent company, Generex Biotechnology Corporation nor any of its subsidiaries existing clients at time of termination, including Generex' s MSO (Management Services Organization).

3. Confidentiality. During the course of engagement and operations, WWDT and its affiliates will share certain key and confidential information with regards to Remote Patient Monitoring (RPM), Telehealth, and/or Chronic Care Management (CCM), model and technology. During the course of engagement, operation and until two(2)  years post termination of this Agreement, NuGenerex Health, LLC,, nor its parent company, Generex Biotechnology Corporation nor any of its subsidiaries affiliates, subsidiaries, officers, directors, employees, shareholders, agents, representatives or similar persons or entities have the responsibility and obligation to protect such information, work products.

4. Related Party Transactions. In order to avoid profit shifting between subsidiaries and affiliated companies, during the course of engagement and operations Generex shall not engage in related party transactions involving Remote Patient Monitoring and/or Chronic Care Management, without express authorization and approval from WWDT. If undue profit shifting has occurred, WWDT reserves the right to audit the transactions and the complete and unilateral discretion to either renegotiate the terms or cancel the related party transaction.

F.  The Parties will also be bound by the terms and conditions of the attached Memorandum of Understanding attached hereto as appendix 1

G.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, or in furtherance of, the purposes of the Company set fo1ih in Section 1.2.A and B hereof and has, without limitation, any and all powers that may be exercised by a limited liability company under the Act.

Section 1.3 Registered Agent.

The Company shall maintain a registered agent in the State of Arizona The Manager may, at any time, change the location of the Company's principal place of business, establish additional offices and places of business and change the registered agent and registered office of the Company, and upon any such change shall give prompt notice to each Member of such change.

Section 1.4 Term.

The term of the Company shall commence on the date the Ce1iificate was filed in the office of the Secretary of State of the State of Arizona in accordance with the Act and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event, as provided in Article Seven hereof. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Company or hold himself, herself or itself out as a Member or Director except as required by regulatory authorities and investors.

Section 1.5 Title to Company Property.

All property originally brought into the Company or subsequently acquired by purchase with Company funds or otherwise shall be deemed to be owned by the Company as an entity, and no Member, individually, shall claim ownership of any such property. Each Member's Interest in the Company shall be personal property.

Section 1.6 Qualification in Other Jurisdictions.

The Manager shall promptly make such filings as it believes necessary or as are required by applicable law to give effect to the provisions of this Agreement and to cause the Company to be treated as a limited liability company under the laws of the State of Arizona. The Manager shall cause the Company to be registered or qualified under its own name or under an assumed or fictitious name pursuant to a foreign limited liability company statute or similar laws in any jurisdictions in which the Company owns property or transacts business if such registration or qualification is necessary to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business in such jurisdiction.

ARTICLE TWO DISTRIBUTIONS: PROFITS AND LOSSES

Section 2.1 Distributions of Profits. To the extent of Available Cash, Financial Net

Income will be distributed to the Members as set forth in this Article Two. Except as provided in Section 3.2 and Section 3.9, the Manager shall make such distributions on a quarterly basis, within fifteen (15) days after the Company's quarterly filings of their lOQ or 10-K are finalized, as follows: (a) 50% to WWDT; and b) 50% to NuGenerex Health, LLC, as outlined in Schedule II.

Section 2.2 Distribution Upon Termination or Liquidation.

Upon the liquidation of the Company, pursuant to Section 7.2, the following shall occur:

A.  First, the assets of the Company shall be used to pay all current expenses, debts and obligations, including to WWDT and NuGenerex Health LLC ; and upon the expiration of such period of time as the Manager shall deem advisable, the balance of such reserves remaining after payment of such debts and obligations shall be distributed in the manner hereinafter set forth in this Section 2.2;

B.	Second, there shall be made a final allocation pursuant to Sections 2.3, 2.4, 2.5,

2.6 and 2.7 of Profit or Loss and other items to the Members' Capital Accounts; and

C.  Third, the remaining assets shall, after the final allocation referred to in Section 2.4b, be distributed to the Members in proportion to their respective interest of ownership.

D.	Fourth, WWDT shall not be responsible or liable for reimbursing the other Members for any funding or advancing of cash to the Company.

Section 2.3 Distribution of Assets in Kinil.

No Member shall have the right to require any distribution of any assets of the Company in kind. If any assets of the Company are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Manager. Solely for the purpose of maintaining Capital Accounts, the amount by which the fair market value of any property to be distributed exceeds or is less than the adjusted basis of such property for purposes of

Section 704(b) of the Code shall be taken into account in determining Profit or Loss as if such prope1iy had been sold at its fair market value as determined in good faith by the Manager. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Manager, receive separate assets of the Company and not an interest as tenant-in-common, with other Members so entitled, in each asset being distributed.

Section 2.4 Allocation of Profits and Los_S s.

A.  Profits. Profits for any fiscal year or other accounting period of the Company shall be allocated to the Members as follows:

(a)	First, 50% to WWDT; and
(b)	Second, 50% to NuGenerex Health, LLC ;

B.  Losses. After giving effect to any special allocations required by Sections 2.5, 2.6 and 2.7 hereof, Losses shall be allocated for any fiscal year or other accounting period of the Company to the Members as follows:

(a)  Funding of Losses shall be the responsibility of NuGenerex Health, LLLC; while WWDT shall bear no responsibility for funding and neither shall it be required to maintain a positive capital account balance.

(b)  First, to the Members in an amount equal to any past allocation of Profits pursuant to Section 2.4Ain proportion to their respective share of Profits previously allocated, until the cumulative amount of Losses allocated pursuant to this Section 2.4B(a) equals the cumulative amount of Profits allocated pursuant to Section 2.4A;

(c)  Second, to the Members in proportion to their respective Adjusted Capital Contributions until the cumulative amount of Losses allocated pursuant to this Section 2.4B(b) equals their cumulative Adjusted Capital Contributions; and

(d)  Third, to the Members in proportion to their respective Percentage Interests.

C.  Notwithstanding paragraphs A. and B. of this Section 2.4, Profits, Losses and, if necessary, individual items of income, gain, loss and deduction arising in the year in which the Company sells or disposes of all or substantially all of its assets and (if different) the year of liquidation of the Company shall be allocated such that, to the extent possible, the Capital Account balance of each Member is equal to the amount that such Member would receive pursuant to Section 3.1 if the Company was liquidated in that year, its liabilities were paid, and its remaining assets were distributed pursuant to Section 3.1 rather than Section 3.2.

Section 2.5 Required Regulatory Allocation.

Before any allocations are made pursuant to Section 2.4, the following regulatory allocations shall be made:

A.  Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Section l.704-l(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations that causes it to have an, or increases the amount of its, Adjusted Capital Account Deficit, items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Member's Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 2.5A shall be made to a Member only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article Three have been tentatively made as if this Section 2.5A were not in this Agreement. This Section 2.5A is intended to constitute a "qualified income offset" as defined in Section 1.704-l(b)(2)(ii)(d) of the Treasury Regulations.

B.  Gross Income Allocation. If any Member has an Adjusted Capital Account Deficit as of the end of any Fiscal Year or other accounting period of the Company that is in excess of any amounts such Member is deemed to be obligated to restore to its Capital Account pursuant to the penultimate sentences of Sections l .704-2(g)(l) and 1.704-2(h)(5) of the Treasury Regulations, items of Company income and gain in the amount of such excess shall be allocated to such Member as quickly as possible, provided that an allocation pursuant to this Section 2.5B shall be made to a Member only if and to the extent that such Member would have an Adjusted Capital Account Deficit that is in excess of the amount such Member is deemed to be obligated to restore to its Capital Account pursuant to such penultimate sentences after all other allocations provided for in this Article Three have been tentatively made as if this

Section 2.5B were not in this Agreement. Ifthere are insufficient items of Company income and gain to eliminate all such excesses, such allocations shall be made among all Members having such an excess in proportion to such excesses.

C.  Basis Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section l.704-l(b)(2)(iv)(m) of the Treasury Regulations to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and such gain or loss shall be allocated to the Members in a manner that is consistent with the maimer in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

D.  Limitation on and Reallocation of Losses. A Loss allocation shall not be made to a Member if and to the extent that such allocation would cause such Member to have an, or increase the amount of its, Adjusted Capital Account Deficit at the end of any Fiscal Year or other accounting period. A Loss allocation that would be made to a Member but for this Section 2.5D shall instead be made to the other Members to the extent of and in proportion to the amounts of such Loss that they could then be allocated without themselves having Adjusted Capital Account Deficits.

E. Minimum Gain Chargeback.

(i)  Except as otherwise provided in Section l.704-2(f) of the Regulations, notwithstanding any other provision of this Article Three, if there is a net decrease in Company Minimum Gain in any Fiscal Year or other accounting period, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section l .704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(£)(6) and l.704-2(j)(2) of the Regulations. This Section 2.5E(i) is intended to comply with the Minimum Gain Chargeback requirement in Section l.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(ii)  Except as otherwise provided in Section l.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article Three, if there is a net decrease in Partner

Nonrecourse Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year or other accounting period, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt determined in accordance with Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items should be so allocated shall be determined in accordance with Sections l.704- 2(i)(4) and 1.704-2G)(2) of the Regulations. This Section 2.5E(ii) is intended to comply with the Minimum Gain Chargeback requirement in Section 1.704-2(ii)(4) of the Regulations and shall be interpreted consistently therewith.

F.  Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other accounting period (not including any Partner Nonrecourse Deductions) shall be allocated among the Members in accordance with Section 2.4 hereof. Solely for purposes of determining each Member's proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Section l.752-3(a)(3) of the Treasury Regulations, each Member's interest in Company Profits shall be equal to its proportionate share of Profits allocable to the number of Units held by such Member.

G.  Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other accounting period shall be allocated to the Member who bears the economic risk of loss with respect to the nonrecourse liability, as determined and defined under

Section 1.704-2(b)(3) of the Treasury Regulations, to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(l) of the Treasury Regulations.

H.  Allocations Relating to Taxable Issuance of Member Units. Any income, gain, loss or deductions realized as a direct or indirect result of the issuance of Member Units by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that to the extent possible, the net amount of such Issuance Items together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

Section 2.6 Curative Allocations.

The allocations set forth in Sections 2.5A through G (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. Notwithstanding any other provision of this Article Three, the Regulatory Allocations shall be taken into account in making allocations of other items of income, gain, loss, deduction and expenditure among the Members so that, to the extent allowed by the provisions of the Code and the Treasury Regulations, and on a cumulative basis, the respective net amounts of such allocations of other items and the Regulatory Allocations to the Members are equal to the respective net amounts that would have been allocated to the Members had no Regulatory Allocations been made. The Manager shall apply this Section 2.6 at such times and in whatever order and shall divide allocations made pursuant to this Section 2.6 among the Members in such manner, as it determines is likely to minimize any economic distortions that might otherwise be caused by the Regulatory Allocations.

Section 2.7 Tax Allocations; Other Allocation Rules.

A.  Tax Allocations. Tax allocations for each Fiscal Year or other accounting period of the Company shall be made consistent with the allocations of Profit or Loss and items specially allocated pursuant to Sections 2.5 and 2.6 for such year or period, except that, solely for tax purposes, (i) items of income, gain, loss and deduction with respect to Company assets reflected hereunder in the Members' Capital Accounts and on the books of the Company at values that differ from the Company adjusted tax basis in such assets shall be allocated among the Members so as to take account of those differences using the traditional method set forth in Section 1.704-3 of the Treasury Regulation, and (ii) adjustments made pursuant to

Section 734(b) or Section 743(b) of the Code shall be taken into account. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocation shall be made by the Manager in any maimer that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 2.7A are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account, or share of profits, losses or other items.

B.  Book-up of Capital Accounts. Unless the Manager shall determine otherwise by unanimous vote, the values of all the Company's assets pursuant to Section 704(b) of the Code shall be adjusted to equal their respective gross fair market values, as determined by the Manager (and the Capital Accounts of the Members shall be adjusted accordingly), as of the following times: (a) the acquisition of an additional interest by any new or existing Member; (b) the distribution by the Company to a Member of more than a de minimis amount of assets of the Company as consideration for an interest; (c) upon the issuance of a profits interest in the Company; (d) the liquidation of the Company; and (e) at such other times as pennitted by Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

C.  Changes in Members' Interests. If during any Fiscal Year or other accounting period of the Company there is a change in any Member's Percentage Interest in the Company, the Manager shall allocate Profit or Loss to the Members in the Company in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder.

D.  Credits. All tax credits of the Company for a Fiscal Year or other accounting period (or portion thereof, if appropriate) shall be allocated among the Members in an amount representing their proportionate share of Profits allocable to the number of Member Units held by said Member.

Section 2.8 Tax Withholding.

If the Company incurs a withholding tax obligation with respect to the share of income allocated to any Member, (a) any amount which is (i) actually withheld from a distribution that would otherwise have been made to such Member and (ii) paid over in satisfaction of such withholding tax obligation shall be treated for all purposes under this Agreement as if such amount had been distributed to such Member under Section 2.9, and (b) any amount which is so paid over by the Company, but which exceeds the amount, if any, actually withheld from a distribution which would otherwise have been made to such Member, shall be treated as an interest-free advance to such Member. Amounts treated as advanced to any Member pursuant to this Section 2.8 shall be repaid by such Member to the Company within thirty (30) days after the Director or the Manager gives notice to such Member making demand therefor. Any amounts so advanced and not timely repaid shall bear interest, commencing on the expiration of said thirty

(30)  day period, compounded monthly on unpaid balances, at an annual rate equal to the short term Applicable Federal Rate (as defined in the Code) as of such expiration date. The Company may collect any unpaid amounts from any Company distributions that would otherwise be made to such Member.

Section 2.9 Dis_tributions to Cover Members' Tax Liability.

Notwithstanding anything herein to the contrary, the Manager shall, from Available Cash, distribute to the Members amounts (in excess of any amount deemed distributed under

Section 2.8) intended to cover the potential federal, state or local tax obligations of such Members on account of the cumulative allocation to them of taxable income in excess of tax losses pursuant to this Agreement. For purposes of the foregoing, such federal, state and local tax obligations of each Member shall be assumed to equal the highest effective combined federal and state income tax rate applicable to any Member (or, in the case of a flow-through entity, the tax rate applicable to the members of such flow-through entity) multiplied by the cumulative allocation to such Member of taxable income in excess of tax losses determined as described in the definition of Profits and Losses, with the result reduced by the cumulative amount previously distributed pursuant to this Section 2.9. For the avoidance of doubt, distributions pursuant to this section 2.9 shall be made to each member who is allocated taxable income without regard to whether such member is actually liable for tax obligations on such income. Partial distributions to the Members pursuant to this Section 2.9 shall be made in propo1iion to their respective amounts calculated under the previous sentence. Distributions made pursuant to this Section 2.9 shall be considered for all purposes of this Agreement as distributions to the Members pursuant to Sections 2.1 and 2.2 hereof. The Manager shall, qua1ierly, project the tax distributions for the current Fiscal Year and distribute from Available Cash, prior to the due date for federal estimated tax payments, twenty-five percent (25%) of the projected amount due to the Members such that they can make necessary estimated tax payments. Any amounts determined to have been overdistributed to the Members based upon said projections shall be promptly repaid to the Company. Amounts distributed to a Member pursuant to this Section 2.9 shall be treated as an advance of, and shall reduce, future amow1ts otherwise distributable to such Member pursuant to Section 2.1 or Section 2.2.

Section 2.10 Limitation Unon Distributions.

No distributions may be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

Section 2.11 Proposed Treasury Regulation§ 1.83-3(1) Election

Each Member authorizes the Board to elect to apply the safe harbor set forth in proposed Treasury Regulation § 1.83-3(1) (under which the fair market value of an Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest) if such proposed Treasury Regulation or a similar Treasury Regulation becomes a Regulation. If the Board determines that the Company should make such election, the Members hereby authorize the Board to amend this Agreement to provide (i) the Company is authorized and directed to elect the safe harbor, (ii) the Company and each of its Members (including any person to whom an Interest is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Interests transferred in connection with the performance of services while such election remains in effect and (iii) the Company and each of its Members agrees to take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the Board determines, in its discretion, that the Company should terminate such election. The Members authorize the Board to amend this Agreement to the extent the Board determines in its discretion that such modification is necessary or desirable as a result of the issuance of Regulations relating to the tax treatment of the transfer of an Interest in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, the Board shall not be required to obtain the Members' consent to amend the agreement in accordance with this Section 2.11 and each Member agrees by its signature hereto that each Member will be legally bound by any such amendment.

Section 2.12 Financial Decision Consensus of Members

All allocations, distributions and elections referenced in Article Two shall be made in fairness of mutual benefit of both Members, and only upon explicit authorization by the Members' CEOs. No tax filings shall be submitted to the Internal Revenue Service or the Department of Treasury on behalf of the Company without mutual consent of the Members. In the event of a disagreement on tax treatment of transactions, the respective parties shall engage their Chief Financial Officers and Tax Accountants to discuss and negotiate the final submission.

ARTICLE THREE

RIGHTS, POWERS AND DUTIES OF THE MANAGER

Section 3.1 Management and Control of the Company.

Section 3.2 Nugenerex Health, LLC , shall be the day to day "Manager" of the Company within the meaning of ARS 29-681 of the Act, and designates Joseph Moscato and Naveen Goel, or the ctment CEO of each entity within the authority granted to them under and in accordance with the provisions of the Operating Agreement ofNuGenHealth, LLC the authority, discretion management power and control of the business and affairs of the Company in the ordinary course and shall make all decisions regarding the day-to-day business of the Company in the ordinary course, except to the extent expressly limited by this Agreement. The Manager may be chaged from time to time, to a new manager provided unanimous consent of the Members. In the event either party wishes to change Manager, either party may raise their concern and trigger the change of Manager at anytime.

Section 3.3 Authority of the Manager.

A.  In addition to any other rights and powers that the Manager may possess under this Agreement and the Act, Manager shall have, except to the extent otherwise provided in Section 3.1A, 3.4 and elsewhere in this Agreement, all of the rights and powers which are necessary for or convenient or incidental to the accomplishment of the Company's purpose and the conduct of the Company's business which, by way of illustration but not limitation, shall include the following rights and powers:

(i) to cairy out the purpose of the Company as set forth in Section 1.2;

(ii)  once unanimous consent is given by the Members, to issue Member Units and options to purchase Member Units, upon the terms and conditions described in this Agreement, to create additional Member Units and to create new classes of Member Units, to designate the relative rights, powers, preferences and limitations of such classes of Member Units;

(iii)  once unanimous consent is given by the Members, to invest and reinvest in securities or other property of any character, real or personal, including, but not limited to, common and preferred stocks, bonds, notes, debentures, mortgages, leases, partnership interests (general or limited) and limited liability compai1y membership interests;

(iv)  once unanimous consent is given by the Members, to sell, exchange or otherwise dispose of any such securities or other property at public or private sale and to grant options for the purchase, exchange or other disposition thereof, and to exercise or sell any options and any conversion, subscription, voting and other rights, discretionary or otherwise, in respect thereof;

(v)  to manage and keep in force such insurance as may be required to reasonably protect the Company and its assets;

(vi)  once unanimous consent is given by the Members, to borrow money for and on behalf of the Company and to incur and/or guarantee obligations for and on behalf of the

Company, whether or not in the ordinary course of the Company's business, on such terms and at such rates of interest as the Manager may deem advisable and proper;

(vii)  once unanimous consent is given by the Members, to pledge the credit of the Company and grant security interests in Company assets for Company purposes;

(viii)  to employ such agents, employees, independent contractors, attorneys and accountants as Manager deems reasonably necessary;

(ix)  to commence, defend, compromise or settle any claims, proceedings, actions or litigation for and on behalf of the Company;

(x)  to execute, deliver and file any amendment, restatement or revocation of the Articles of Organization as may be necessary or appropriate to reflect actions properly taken by the Manager and/or the Members under this Agreement;

(xi)  to prepare and file, on behalf of the Company, any required local, state and federal tax returns or other tax reports or documents relating to the Company and, in its sole discretion, to make or revoke the elections referred to in Section 754 of the Internal Revenue Code of 1986, as amended, or any similar provision enacted in lieu thereof, or any corresponding provision of state tax laws, provided compliance with Section 2.12 of this Agreement;

(xii)  to designate the tax matters member required by the Code, provided compliance with Section 2.12 of this Agreement;

(xiii)  to execute, deliver, file and/or record any and all instruments, documents or agreements of any kind which the Manager may deem appropriate or as may be necessary or desirable to carry out the purposes of the Company; and

(xiv)  to take such other actions as the Manager may reasonably believe to be necessary or desirable to carry out the purposes of the Company.

B.  Any Person dealing with the Company may rely upon a certificate signed by the Manager, thereunto duly authorized, as to:

(i) the identity of the Members;

(ii)  the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the Manager or are in any other manner germane to the affairs of the Company;

(iii)  the Persons who are authorized to execute and deliver any instrument or document of the Company; or

(iv)  any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Manager.

C.  Any document executed by the Manager, while acting in the name and on behalf of the Company in such capacity within the scope of its authority, shall be deemed to be the action of the Company vis-a-vis any third parties (including any Member as a third party for such purpose).

A.  Designation and Appointment. The Manager may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Manager), including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company, with titles including but not limited to "chairman," "chief executive officer," "president," "chief operating officer," "vice president," "treasurer," "secretary," "general counsel," "director" and "chief financial officer," as and to the extent authorized by unanimous consent of Members.

Any number of offices may be held by the same Person. In the Members'' discretion, the Members may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Arizona or Members. Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. Each officer shall hold office until his or her successor shall be duly designated and shall have qualified as an officer or until his or her death, resignation or removal from office in the manner hereinafter provided. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Manager.

B.  Resignation and Removal. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. The acceptance by the Manager of a resignation of any officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any officer may be removed as such, either with or without cause, at any time by the Manager. Designation of any Person as an officer by the Manager pursuant to the provisions of Section 3.2D(a) shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

C.  Duties of Officers Generally. The officers, in the performance of their duties as such, shall (i) owe to the Company duties ofloyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Arizona, and (ii) keep the Manager reasonably apprised of material developments in the business of the Company.

D.  Co-Chief Executive Officer. Joseph Moscato and Naveen Goel or current CEO shall share the role as Chief Executive Officer of the Company, subject to the final determinations of the Manager, and in this capacity shall have general control and management of the business, property, and affairs of the Company. The Chief Executive Officer shall preside at all meetings of Members. In the absence or incapacity of any other officer of the Company, the Chief Executive Officer shall have the authority to and may perform the duties of such

E.  President. The President of the Company will be appointed by the Chief Executive Officer, and in this capacity shall perform such duties and have such other powers as the President of the Company, or the Manager may from time to time prescribe. The President shall organize and manage all meetings of Members, and in the absence or incapacity of the Chief Executive Officer, shall have the authority to and may perform the duties of such officer.

F. Secretary.

(i)  The Secretary of the Company shall attend all meetings of the Members, record all the proceedings of the meetings and perform similar duties for the committees of the Members when required.

(ii)  The Secretary of the Company shall keep all documents as may be required under the Act. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the president of the Company or the Manager. The Secretary of the Company shall have the general duties, powers and responsibilities of a secretary of a corporation.

(iii)  If the CEO chooses to appoint an Assistant Secretary, the Assistant Secretary shall in the Company Secretary's absence, disability or inability to act, perform the duties and exercise the powers of the Secretary of the Company, and shall perform such other duties as the president of the Company or the CEO may from time to time prescribe.

Section 3.5 Member Consent.

Unless the Company shall obtain the prior written consent of at least a Majority in Interest of the Members, the Company shall not:

(i)  enter into any transaction or series of related transactions resulting in a sale of all or substantially all of the assets of the Company; or

(ii)  make any distributions except distributions pursuant to Section 2.1, Section 2.2 and Section 2.9 hereof; or

for purposes of issuance of new stock, new series of stock, stock dividends, or other transactions that dilute the interest of the Members, unanimous consent shall be required; or

(iii) dissolve, liquidate or wind up the business of the Company.

Section 3.6 Indentation

The Manager, the Members and the officers of the Company (each an "Indemnified Party") shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss or damage incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith either on behalf of the Company or in furtherance of the interests of the Company and in a manner reasonably believed by such

Indemnified Party to be within the scope of the authority granted to such Indemnified Party by this Agreement or by law or by the consent of the Members in accordance with the provisions of this Agreement, provided that such Indemnified Party was not guilty of gross negligence or willful misconduct, or, with respect to the Manager, his or her violation of the fiduciary duty to the Company and its Members. To the fullest extent permitted by law, the Company, out of its assets and not out of the assets of the Members, shall indemnify and hold harmless each Indemnified Party who was or is a party or is threatened to be made a paiiy to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of any act or omission or alleged act or omission arising out of such Indemnified Party's activities as a Member of the Manager, as a Member or as an officer if such activities were performed in good faith either on behalf of the Company or in furtherance of the interests of the Company, and in a manner reasonably believed by such Indemnified Party to be within the scope of the authority conferred by this Agreement or by law or by the consent of the Members in accordance with the provisions of this Agreement, against losses, damages, or expenses for which such Indemnified Paiiy has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Paity in connection with such action, suit or proceeding so long as such Person was not guilty of gross negligence or willful misconduct and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful and provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Company assets and the Members shall not have any personal liability on account thereof.

Section 3.7 Meetings of the Members.

A Meetings of the Members may be called upon the written request of any Member owning at least 10% of the Member Units of the Company. All meetings of the Members shall be held in Broward County, Florida unless otherwise decided by the CEO. The call shall state the specific location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than thirty (30) days for regular meetings or items requiring unanimous Member consent, and not less than seven (7) business days for special purpose meetings, and in the event of an emergency not less than two (2) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. An agenda with sufficient detail shall accompany the notice of the meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 3.6.

B.  For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Manager or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) Business Days nor less than ten (10) Business Days before any such meeting.

C.  Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at any time by the Member executing it.

D.  Notwithstanding this Section 3.6, the Company may take any action contemplated under this Agreement as approved by the unanimous consent of the Members, such consent to be provided in writing, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a written summary of the telephone conversation or facsimile communication sent by registered or certified mail, postage and charges prepaid, addressed as described in Schedule I hereof, or to such other address as such Person may from time to time specify by notice to the Members and Directors.

Section 3.8 Change_ of Control.

A.  If at any time a Majority in Interest shall determine to accept a bona fide offer for the transfer for value of all of the outstanding Member Units held by them in any transaction or series of related transactions within any twelve (12) month period (the "Sale"), the holders of the Majority in Interest shall have the right, exercisable by submitting a written notice to the other Members (the "Notice") not later than the thirtieth (30th) day prior to the proposed sale, which shall identify the proposed transferee, the consideration for which a transfer is proposed to be made (the "Price") and all other material terms and conditions of the sale. Upon receipt of the Notice, other Members shall have the right, at their sole discretion, to either: 1) Accept the offer and sell their Member Units to the proposed transferee at the Sale Price and upon the same tenns and subject to the same conditions as the holders of the Majority in Interest; or 2) Reject the offer and agree to negotiate in good faith mutually acceptable terms.

B.  Not later than the tenth (10th) day following the date of the Notice, each of the other Members accept the terms of the Sale shall deliver to a representative of the holders of the Majority in Interest designated in the Notice (the "Representative") certificates representing all Member Units held by such Member, duly endorsed, together with all other documents required to be executed in connection with such Sale. If a Member should fail to deliver such certificates to the Representative, the Company shall cause the books and records of the Company to show that such Member Units are bound by the provisions of this Section 2.7 and that such Member Units shall be transferred to the transferee of the identified in the Notice immediately upon surrender for transfer by the holder thereof.

C.  The holders of the Majority in Interest shall have a period of ninety (90) days from the date of the Notice to consummate the Sale on the tenns and conditions set forth in such Notice; provided that, such 90-day period may be extended up to an additional thirty (30) days in order to comply with applicable laws or required consents. If the Sale shall not have been consummated during such period, the holders of the Majority in Interest shall return to each of the other Members all certificates representing Member Units that such other Members delivered for transfer pursuant hereto, together with any documents in the possession of the holders of the Majority in Interest executed by the other Members in connection with such proposed transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to the Member Units owned by the Members shall again be in effect.

D.  For purposes of this Section 3.7, "bona fide offer" shall mean an offer from a third-party unaffiliated, directly or indirectly, with any Member or any Member's Affiliates, at Fair Market Value. "Fair Market Value" shall mean the price at which a willing seller under no compulsion to sell would sell to a willing buyer under no compulsion to buy with no discounts or premiums for control, lack of marketability or minority interests.

Section 3.9 Anti-CorrUQtion.

A.  In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of NuGenerex Health, LLC and their respective Affiliates require that each Party's business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner that is consistent with all Applicable Law, including the Stark Act, Anti-Kickback Statute, Sunshine Act, and the U.S. Foreign Corrupt Practices Act, good business ethics, and its ethics and other corporate policies and agrees to abide by the spirit of the other Party's guidelines, which may be provided by such other Party from time to time.

B.  Specifically, each Party represents and warrants that it has not, and covenants that it, its Affiliates, and its and its Affiliates' directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.

C.  Neither Party shall contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

D.  Each Party represents and warrants that it (i) is not excluded, debarred, suspended, proposed for suspension or debarment, in Violation or otherwise ineligible for government programs; and (ii) has not employed or subcontracted with any Person for the performance of the Study who is excluded, debarred, suspended, proposed for suspension or debarment, or is in Violation or otherwise ineligible for government programs.

E.  Each Party represents and warrants that, except as disclosed to the other in writing prior to the Effective Date, such Party: (1) does not have any interest that directly or indirectly conflicts with its proper and ethical performance of this Agreement; (2) shall maintain arm's length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement; and (3) has provided complete and accurate information and documentation to the other Party, the other Party's Affiliates and its and their personnel in the course of any due diligence conducted by the other Party for this Agreement, including disclosure of any officers, employees, owners or Persons directly or indirectly retained by such Party in relation to the perfo1mance of this Agreement who are Government Officials or relatives of Government Officials. Each Paiiy shall make all further disclosures to the other Party as are necessary to ensure the information provided remains complete and accurate tlu·oughout the Term. Subject to the foregoing, each Party agrees that it shall not hire or retain any Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., Foreign Corruption Practices Act (FCPA)) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.

F.  Each Party shall have the right during the Tern1, and for a period of two (2) years following termination of this Agreement, to conduct an investigation and audit of the other Party's activities, books and records, to the extent they relate to that other Party's performance under this Agreement, to verify compliance with the terms of this Section 3.8. Such other Pmiy shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit.

G.  Each Party shall use commercially reasonable efforts to ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Paiiy further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party shall maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.

H.  Each Party agrees that in the event that the other Paiiy reasonably believes that there has been a possible violation of any provision of Section 3.8 such other Party may make full disclosure of such belief and related information needed to supp01i such belief at any time and for any reason to any competent governn1ent bodies and agencies, and to anyone else such Party determines in good faith has a legitimate need to know.

I.  Each Party shall comply with its own ethical business practices policy and any corporate integrity agreement (if applicable) to which it is subject, and shall conduct its Study related activities in accordance with Applicable Law. Each Party shall ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 3.8. In addition, each Party shall ensure that all such employees participate in and complete mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, prior to his/her performance of any obligations or activities under this Agreement. Each Party shall certify its continuing compliance with the requirements under this Section 3.8 on a periodic basis during the Term in such form as may be reasonably specified by the other Party.

ARTICLE FOUR

WITHDRAWAL OF MEMBERS, TRANSFERABILITY OF A MEMBER'S INTEREST

Section 4.1 Withdrawal.

No Member may withdraw from the Company, unless such Member shall first provide at least 180 days' advance written notice of her, his or its intent to withdraw from the Company. At the end of such notice period, the Member shall be considered to be redeemed and no longer a Member of the Company.

Section 4.2 Restriction on Transfers.

Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Member Units. In the event that any Member pledges or otherwise encumbers all or any part of its Member Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a written pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article Five. Notwithstanding the foregoing, Nugenerex Health, LLC and WWDT may Transfer its Member Units to any other direct or indirect wholly or majority owned subsidiary without compliance with any other provision of this Article Four.

Section 4.3 Jransfur_Qf_M mber's Member Units.

A Transfer shall not be permitted unless and until the following conditions are satisfied:

A.  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Member Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

B.  The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Member Units transferred, and any other information reasonably necessary to pennit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transfe1Ted Member Units until it has received such information.

C.  Except in the case of a Transfer of Member Units involuntarily by operation of law, either (a) such Member Units shall be registered under the Securities Act, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel if such an opinion is required by law, which opinion and counsel shall be reasonably satisfactory to the Manager, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

D.  Except in the case of a Transfer of Member Units involuntarily by operation of law, the transferor shall provide an opinion of counsel if such an opinion is required by law, which opinion and counsel shall be reasonably satisfactory to the Manager, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

E.  Unless otherwise approved by the Members, no Transfer of Member Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Members and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of

Sections 168(g)(l)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Share would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Member Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Member Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Member Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Member Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed upon by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s). In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

ARTICLE FIVE

DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

Section 5.1 Events Causing Dissolution.

The Company shall dissolve, and its affairs shall be wound up upon the happening of any of the following events (each, a "Dissolution Event"):

A. the sale or other disposition by the Company of all or substantially all of its assets;

B.  the consent of Members holding at least a Majority in Interest of the outstanding Member Units to dissolve and liquidate the Company; or

C. the entry of decree of judicial dissolution under the Act.

Section 5.2 Liquidation.

A.  Upon dissolution of the Company, the Manager or, if one is appointed, an authorized liquidating trustee shall wind up the Company's affairs. Upon termination and dissolution of the Company and liquidation of its assets, the Manager shall apply the Company's assets to the payment of all liabilities owing to creditors in accordance with applicable law. The Manager shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid by the Manager upon dissolution to a bank or trust company to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period or occurrence of such events as the Manager may in establishing such reserves deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in subparagraph B of this Section 5.2.

B.  After paying liabilities and providing for reserves in accordance with subparagraph A of this Section 5.2, the Manager shall make a final allocation of Profit or Loss, as the case may be, and other items to the Members' Capital Accounts in accordance with Article Three, which allocation shall take into account any unrealized gains and losses with respect to assets to be distributed in kind in accordance with Sections 1.704-l(b)(2)(iv)(e) and l.704- l(b)(2)(iv)(f) of the Treasury Regulations. The remaining assets of the Company shall then be distributed to and among the Members in accordance with Section 2.2. In the event that any part of such remaining assets consists of property, securities or accounts receivable or other non-cash assets, the Manager may, but need not, take such steps as it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. No Member shall have the right to demand or receive property or other assets other than cash in return for its contribution.

C.  Upon completion of the distribution of the Company assets as provided herein, the Company shall be terminated and the Manager (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of the State of Arizona under the Act and take such other actions as may be necessary to tenninate the existence of the Company.

ARTICLE SIX AMENDMENTS

This Agreement may be amended only with the unanimous consent of the Members,

provided, however, that either party may amend this Agreement as necessary or advisable to comply with or adapt to changes in the Code or Treasury Regulations (or interpretations thereof by the IRS or the Courts), provided there is no impact on the other Member(s). The Manager shall, within a reasonable time after the adoption of any amendment to this Agreement (but not longer than the period required by the Act), make any filings or publications if required by the Act or desirable to reflect such amendment.

ARTICLE SEVEN

Section 7.1

CONSENTS, VOTING AND MEETINGS

Method of Giving Consent.

A. Any consent required by this Agreement may be given by:

(i)  a written consent given by the consenting Member and received by the Manager at, prior to or after the consummation of the act or thing for which the consent is solicited; or

(ii)  the affirmative vote by the consenting Member to the consummation of the act or thing for which the consent is solicited at any meeting called and held pursuant to Section 7.2 to consider such act or thing.

B.  In the event this Agreement contemplates the approval, consent, vote or permission of the Members, then such approval, consent, vote or permission shall be deemed to have been given if, and only if, not less than a Majority in Interest of the Members join therein; provided nothing herein shall supercede the proviso contained in the first sentence of Article Eight.

Section 7.2 Consent of the Members.

Any matter requiring the consent of the Members pursuant to this Agreement may be considered at a meeting of the Members held in accordance with Section 2.6 hereof.

Section 7.3 Submissions to Members.

The Manager shall give the Members Notification of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Members. Such Notification shall include any information required by the relevant provision of this Agreement.

Section 7.4 Transactions Requiring Consent

The Manager shall bring forth all matters and transactions that have cumulative impact that is material to the Company's financial condition in any given year. Materiality shall mean any matter that has a cumulative impact of greater than 5% of annual estimated revenues during that given year. All such material matters shall be presented before the Members and a proper majority consent shall be required before proceeding with proposed transaction. All sales commission structures shall require consent of both co-CEOs, regardless of dollar amounts involved.

ARTICLE EIGHT

BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; ETC.

Section 8.1 Books and Records.

The books and records of the Company, including a list of the names and residences, business or mailing addresses and Interests of the Members, shall be maintained at the principal office of the Company and shall be available for examination there by any Member or by any Member's duly authorized representatives at any and all reasonable times upon reasonable notice. Any Member, or such Member's duly authorized representatives, upon Notification to the Manager and upon paying the costs of collection, duplication and mailing, shall be entitled, for any purpose reasonably related to any Member's Interest as a Member in the Company, to a copy of information to which such Member is entitled under the Act. The Company may maintain such other books and records and may provide such financial or other statements as the Manager in its discretion deems advisable.

Section 8.2 Accounting;_ Tax Year.

The books and records of the Company shall be closed at the end of each Fiscal Year. In addition, the Company's Fiscal Year shall be the Fiscal Year of Generex Biotechnology Corporation.

Section 8.3 Elections.

The Manager may cause the Company to make the election permitted under Section 754 of the Code; and the Company may cause the Company to make all other elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement, in the manner (as to such other elections) that the Manager reasonably believes in good faith will be most advantageous to the Company.

ARTICLE NINE DEFINITIONS

The defined terms used in this Agreement shall, unless the context otherwise requires,

have the meanings specified in this Article Eleven. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires:

"Act" means the Arizona Limited Liability Company Act, as amended from time to time, and any successor thereto.

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year determined after (i) crediting to such Capital Account any amounts which such Member is obligated to restore thereto hereunder or is deemed to be obligated to restore thereto pursuant to the penultimate sentences of Sections 1.704-2(g)(l) and 1.704-2(h)(5) of the Treasury Regulations and (ii) debiting to such Capital Account the reasonably expected adjustments, allocations and distributions described in Sections I.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

"Adjusted Capital Contribution" means, with respect to any Member, the Member's cumulative Capital Contributions reduced (but not below zero) by any distributions to such Member.

An "Affiliate" of a Person shall mean a Person which, directly or indirectly, thrnugh one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, when used with respect to the Company, shall include any holder of Interests or other equity interests of the Company or any officer or director of the Company.

"Agreement" means this Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

"Available Cash" shall mean such cash and cash equivalents as the Company may have from time to time available for distribution to Members, after such reservations for liabilities (including contingent liabilities) and working capital as the Manager shall deem appropriate.

The Manager shall determine the amount of Available Cash from time to time. "Bankruptcy" means any of the following:

(i)  If any Member shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for himself under any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors (each "Debtor Relief'), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of himself or of all or any substantial part of his, her or its properties or his, her or its Member Units or Interest (each a "Trustee") (the term "acquiesce" as used herein includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree (each an "Order") within thirty (30) days after the Order);

(ii)  If a court of competent jurisdiction shall enter an Order approving a petition filed against any Member seeking any Debtor Relief and such Member shall acquiesce in the entry of the Order, or if any Member shall suffer the entry of an Order for relief under Title 11 of the United States Code and such Order shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or if any trustee shall be appointed without the consent or acquiescence of said Member and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(iii)  If any Member shall make an assignment for the benefit of creditors or can take any other similar action for the protection or benefit of creditors.

"Manager" the governing body of the Company designated as such and described in Article IV.

"bona fide offer" shall have the meaning given to in Section 3.7.

"Business" means the business of the Company as described in Section 1.2 hereof. "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in New York, New York are open for business.

"Capital Account" means, with respect to any Member, the capital account established and maintained for such Member pursuant to Section 2.1.

"Capital Contribution" means, with respect to any Member as of any date of determination, the sum of (i) the amount of money that such Member has contributed to the Company, (ii) the fair market value, as agreed upon by the Members, of any property that such Member has contributed (net of any liabilities secured by such property or that the Company assumes or takes the prope1iy subject to under Section 752 of the Code, in acquiring such property from such Member), and (iii) the amount of any Company liabilities that the Member has assumed within the meaning of Section 1.704-1(b)(2)(iv)(c) of the Treasury Regulations, other than in connection with receiving one or more distributions from the Company.

"Certificate" shall mean the Certificate of Organization, executed and filed with the Secretary of State of the State of Arizona on ,2020, pursuant to which the Company was formed as a limited liability company under the Act.

"Chronic Care Management (CCM)" patient engagement and care management services that are generally non-face-to-face services provided to patients who have multiple (two or more) chronic conditions expected to last at least 12 months, or until the death of the patient.

"Common Member Units" means the Member Units of membership interest in the Company, initially 1,000 Member Units, which are designated as Common Member Units.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and, where applicable, any predecessor or successor thereto.

"Company" shall mean NuGenHealth, LLC, a Arizona limited liability company, and its successors and assigns.

"Director" means any Person executing this Agreement as of the date hereof as a Director and any Person who becomes an additional, substitute or replacement Director as permitted by this Agreement, in each such Person's capacity as (and for the period during which such Person serves as) a Director of the Company.

"Disability" or "Disabled" means permanent and total disability as defined in Section 22(e)(3) of the Code.

"Dissolution Event" means any of the events causing dissolution of the Company described in Section 5.1 hereof.

"Notice" shall have the meaning given in Section 3.7. "Sale" shall have the meaning given in Section 3.7. "Sale Price" shall have the meaning given in Section 3.7.

"Encumbered Member" shall have the meaning given in Section 2.1.

"Encumbrance Event" means any of the following:

(i)  The attachment of any Member Units or any portion of the Interest of the Member by a creditor, or by any Person claiming a lien thereon, if such attachment is not removed by bond or otherwise within the earlier to occur of (a) sixty (60) days after the filing thereof, or

(b) the time that such Person or creditor shall have the right to foreclose on such interest;

(ii)  The transfer of any or all of the Member Units or Interest of the Member pursuant to or in connection with an order to reach and apply, except if such order is rendered null and void or is reversed within ninety (90) days thereof; or

(iii) The Bankruptcy of the Member. "Fair Market Value" shall have the meaning given in Section 3.7.

"Federal Bankruptcy Act" means Title 11 of the United States Code, as amended. "Financial Net Income" means the net profit or net income as determined pursuant to US

Generally Accepted Accounting Principles ("GAAP"), and, subject to GAAP, the accounting principles employed by Generex Biotechnology Corporation ("Generex") in preparing consolidated financial statements using accounting standards for publicly traded companies. Generex's auditors shall audit the Company's financial statements and make final decisions on the application of accounting principles. The expenses of the Company for this purpose shall include the fully burdened expenses incurred by the Members for the benefit of the Company.

"Fiscal Year" means the calendar year.

"Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(i)  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such Section;

(ii)  The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Manager as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g),providedthat an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Manager reasonably detern1ines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii)  The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Manager; and

(iv)  The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section l .704-l(b)(2)(iv)(m) and subparagraph (vi) of the definition of"Profits" and "Losses" or Section 3.5B hereof;provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

"Indemnified Party" shall have the meaning given in Section 3.5.

"Interest" means the interest of a Member in the Company, including such Member's economic interest, the right to vote on or participate in the Company's management, such Member's aggregate Capital Account and rights to Profits, Losses and distributions of the Company, together with the associated rights of the Members under this Agreement. An Interest in the Company shall be personal property for all purposes.

"Issuance Items" shall have the meaning given in Section 2.5H.

"Majority in Interest" shall mean the holders of greater than fifty percent (50%) of the Member Units then outstanding.

"Manager" means the Person designated as such and described in Article IV, who, to the extent a governing body is required by law, shall be deemed such governing body.

"Member" shall mean those Members designated as such on Schedule I attached hereto. "Members Invested Capital" means the total Capital Contributions of the Members as set forth on Schedule I, as amended from time to time.

"Members Invested Operational Services" means the total Operational Services Contributions of the Members as set forth on Sschedule 1 as amended from time to time.

"Minimum Gain" shall have the meaning given in Section l.704-2(d) of the Treasury Regulations.

"Monitoring programs" can collect a wide range of health data from the point of care, such as vital signs, weight, blood pressure, blood sugar, blood oxygen levels, heart rate, and electrocardiograms.

"Nonrecourse Deductions" shall have the meaning given in Section l.704-2(b)(l) of the Treasury Regulations.

"Notification" means a writing containing the information required by this Agreement to be communicated to any Person, sent as provided in Section 10.2.

"Partner Nonrecourse Debt" shall have the meaning given in Section l .704-2(b)(4) of the Treasury Regulations.

"Partner Nonrecourse Deductions" shall have the meaning given in Section 1.704-2(i)(2) of the Treasury Regulations.

"Percentage Interest" means, as to a Member at the time of determination, the percentage obtained by dividing the number of Member Units held by such Member at such time by the aggregate number of Member Units held by all Members at such time.

"Permitted Transfer" shall have the meaning given in Section 4.3. "Permitted Transferee" shall have the meaning given in Section 4.3.

"Person" means an individual, corporation, limited liability company, partnership, trust, unincorporated association, or government or any agency or political subdivision thereof.

"Profit" or "Loss" means, for each Fiscal Year or other accounting period, an amount equal to the taxable income or loss for such period determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Section 703(a)(l) of the Code shall be included in such taxable income or loss), including each item thereof, computed with the following adjustments:

(i)  income that is exempt from federal income tax and that is not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

(ii)  expenditures that are described in Section 705(a)(2)(B) of the Code (or that are treated as described in such Section pursuant to Section l.704-l(b)(2)(iv)(i) of the Treasury Regulations) and that are not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss;

(iii)  unrealized gains and losses with respect to assets that are distributed in kind shall be taken into account in accordance with Sections l.704-l(b)(2)(iv)(e) and 1.704- 1(b)(2)(iv)(f) of the Treasury Regulations;

(iv)  adjustments in the book values of properties as a result ofrevaluations of such properties pursuant to the last sentence of Section 2.7B shall be treated as gains or losses, as the case may be, from dispositions of such properties in accordance with Section 1.704- 1(b)(2)(iv)(f) of the Treasury Regulations;

(v)  gains, losses and cost recovery deductions with respect to properties that are properly reflected, under Section l.704-l(b)(2)(iv) of the Treasury Regulations, on the Company's books at values that differ from the Company's tax bases in those properties shall be determined with reference to the book values of those properties in accordance with Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i) of the Treasury Regulations; and

(vi)  items that are specially allocated pursuant to Section 2.5 or Section 2.6 shall not be taken into account in computing a Profit or Loss for any year or other period.

"Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

"Regulatory Allocations" shall have the meaning given in Section 2.6.

"Remote Patient Monitoring (RPM)" shall mean uses of digital technologies to collect medical and other forms of health data from individuals in one location and electronically transmit that information securely to health care providers in a different location for assessment and recommendations. This type of service allows a provider to continue to track healthcare data for a patient once released to home or a care facility, reducing readmission rates.

"Representative" shall have the meaning given in Section 3.7. "Services Contract" shall have the meaning given in Section 10.1. "Tax Matters Partner" shall have the meaning given in Section 10.1.

"Telehealth" is the use of digital information and communication technologies, such as computers and mobile devices, to access health care services remotely and manage a patient's health care.

"Terminating Event" shall have the meaning given in Section 4.8.

"Transfer" shall mean voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Interests.

"Treasury Regulations" means the Income Tax Regulations (final, temporary and, as applicable, proposed) promulgated from time to time under the Code. References to specific sections of the Treasury Regulations shall be to such sections as amended, supplemented or superseded by Treasury Regulations currently in effect.

"Unadmitted Member" shall have the meaning given in Section 4.6.

"Share" means a unit of beneficial interest embodied in an Interest, including without limitation an interest in certain allocations of Profits, Losses, and items of income, gain, loss, deduction, and credit of the Company, and in certain distributions under this Agreement. Except to the extent otherwise provided herein, each Share represents the same fractional interest in such Profit, Loss and distributions as each other Share. Member Units may be issued in different classes and in whole and fractional numbers. The Member Units consist of 1,000 Common

Member Units; the number of Member Units issued and outstanding on the date hereof are as listed on Sc::he_dul_e I attached hereto.

ARTICLE TEN MISCELLANEOUS PROVISIONS

Section 10.l Appointment of Partnership Representative.

The Manager shall serve as the "partnership representative" within the meaning of Section 6223(a) of the Code (in such capacity the "Company Representative"). The Company shall make the election under Section 6221(b) of the Code if the election is available to the Company and the Manager determines that the election is in the best interests of the Company. If such election is unavailable or the Company otherwise does not make such election, the Company shall elect the application of Section 6226 of the Code, in the event that it receives a "notice of final partnership adjustment" that would otherwise permit collection from the

Company of a deficiency of taxes, for each relevant year, unless the Manager determines that the election under Section 6226 of the Code is not in the best interests of the Company or is unavailable, in which case the Company shall not make such election. This acknowledgement applies to each Member whether or not it owns an interest in the Company in both the reviewed year and the year of the adjustment.

Section 10.2 Notification.

Unless otherwise provided herein, all communications provided for hereunder shall be in writing and shall be delivered or mailed, prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to a party at its address appearing on Schedule I, or to such other address such party or its assignee shall designate to the other parties hereto in writing; provided, however, that a notice to a party by overnight air courier shall only be effective if delivered to such party at a street address designated for such purpose on Schedule I, and a notice to a party by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier.

Section 10.3 Binding Provisions.

The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

Section 10.4 No Waiver.

The failure of any Member to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

Section 10.5 Jurisdiction and Venue.

Without waiving any of their rights under applicable state or federal law, the Members agree that disputes will first be resolved by the following procedures:

A.  The Members agree to attempt in good faith to negotiate and resolve any controversy, dispute or claim arising out of or relating to this Agreement.

B.  Any judicial proceeding brought by or against any of the parties to this Agreement on any dispute arising out of this Agreement, or any matter related hereto, shall be brought solely in the state and federal courts located in Broward County, Florida and by execution and delivery of this Agreement, each of the parties to this Agreement hereby accepts for itself and submits to the exclusive jurisdiction and venue of the aforesaid courts as trial courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

Section 10.6 Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without reference to the conflicts of law provisions thereof.

Section 10.7 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member as follows:

A.  Authorization. With respect to each Member that is not a natural person, the Member is duly organized, validly existing, and in good standing under the laws of its state of organization and it has full power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all actions necessary for the due authorization, execution, delivery and performance by such Member of this Agreement have been duly taken.

B.  Compliance with Other Instruments. To the best of each Member's knowledge, the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it is bound.

C.  Purchase Entirely for Own Account. The Member is acquiring its membership interest in the Company for the Member's own account for investment purposes only and not with a view to or for the resale, distribution, subdivision or fractionalization thereof and has no contract, understanding, undertaking, agreement or arrangement of any kind with any Person to sell, transfer or pledge to any Person its interest or any part thereof nor does such Member have any plan to enter into any such agreement. Each Member further hereby agrees that the following legend may be placed upon any counterpaii of this Agreement, Share Certificates, or any other document or instrument evidencing ownership of Member Units:

THE MEMBER UNITS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND THE TRANSFERABILITY OF SUCH MEMBER UNITS IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAYING ACQUIRED ANY SUCH MEMBER UNITS BY THE ISSUER FOR ANY PURPOSES, UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH UNITS SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (2) THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE COMPANY.

THE UNITS REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER. SAID RESTRICTION PROVIDES, AMONG OTHER THINGS, THAT NO UNITS MAY BE TRANSFERRED WITHOUT FIRST OFFERING SUCH UNITS TO THE COMPANY AND THEN TO THE OTHER MEMBERS, AND THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE OF A MEMBER SHALL HAVE THE RIGHT TO BECOME A SUBSTITUTED MEMBER WITHOUT THE CONSENT OF THE MANAGER, WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE BOARD.

D.  Investment Experience. By reason of its business or financial experience, the Member has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Company, and at the present time can afford a complete loss of such investment.

E.  Disclosure oflnformation. The Member is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire an interest in the Company. NuGenerex Health, LLC and its parent company Generex Biotechnology Corporation Warrant that it has the financial capacity to fund the initial setup and operations of the NuGenHealth. Generex is expected to raise and/or fund the initial infusion of cash of $1.5 million, including but not limited to 6 months of medical assistant salaries, payroll expenses and $100,000 for initial medical device orders.

F.  Federal and State Securities Laws. The Member acknowledges that the Interests have not been registered under the Securities Act of 1933 or any state securities laws, inasmuch as they are being acquired in a transaction not involving a public offering, and, under such laws and subject to the transfer restrictions set forth in Article Five, may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements. In this connection, the Member represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933.

G.  Encumbrances Upon Company. Members both represent and warrant, that neither has or will either implicitly or explicitly incur or incurred any financial obligation, legal obligation or liability, that is binding upon the Company or the Members' ownership rights; unless otherwise referenced or stated herein. Both agree to fully indemnify and hold harmless the other against all such obligations. In the event there are such contemplated encumbering obligations, the Manager, and member(s), officers, directors, employees or affiliates, may not do so without express written approval of the other.

Section 10.8 Conversion.

Each of the Members hereby agrees that upon request of the Manager, it will, at the expense of the Company, take such action and execute such documents as may reasonably be necessary to convert the Company into a corporation. In such event, Members shall be entitled to receive upon such conversion that percentage of each class of the securities of the corporation into which the Company is converted as equals the percentage of the corresponding Member Units which such Members held in the Company immediately prior to such conversion; provided that (a) the Company shall have complied with all of the provisions of this Agreement, including, without limitation, those relating to proportional adjustments and anti-dilution protection with respect to the Interests (including but not limited to the anti-dilution protection pertaining to the Equity Participation), (b) upon completion of such conversion, the securities received by each such Member shall as nearly as practicable provide the Member with the same economic and other rights as such Member was entitled to prior to such conversion, and (c) to the extent registration rights are provided to any member, each and every Member shall be entitled to receive registration rights with respect to the securities received upon conversion on the exact same terms and conditions as those received by each and every other Member.

Section 10.9 Survival of Rep_resentations and Warranties.

All representations and warranties herein shall survive the execution and delivery of this Agreement, the formation of the Company and the dissolution and final liquidation of the Company.

Section 10.10 Separability of Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable in any jurisdiction, such provision or provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, or the application of the affected provision to Persons or circumstances other than those to which it was held invalid or NuGenHealth, LLC 35 c; Generex and WWDT unenforceable, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Entire Agreement.

This Agreement constitutes the entire agreement among the parties regarding the subject matter hereof. This Agreement supersedes any prior agreement or understanding among the parties regarding the subject matter hereof and may not be modified or amended in any manner other than as set forth herein or therein.

Section 10.12 Section Titles.

Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set fo1ih in the text.

Section 10.13 Counternarts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart.

[Remainder of Page Intentionally Left Blank]

1

NuGenHealth, LLC Operating Agreement

IN WITNESS WHEREOF, the parties have executed this Operating Agreement as an instrument under seal as of the date first above written

Acknowledged and accepted:

Worldwide Digitech, LLC

By: /s/ Naveen Goel

Chief Executive Officer

Dated as of 08/25, 2020

Acknolwegded and accepted:

NuGenerex Health, LLC

By: /s/ Joe Moscato

Name: Joe Moscato

President and Chief Executive Officer

Dated as of ________, 2020

2

SCHEDULE I

TO NuGenHealth, LLC OPERATING AGREEMENT

(Current as of January 23, 2020)

The share of equity ownership in the Company is dependent on each of the Parties meeting the obligations as set forth herein; for NuGenerex Health, LLC, an obligation to fund NuGenHealth with Capital Contributions as set for herein and as outlined in the Capitalization Table below.

Capitalization Table
Member	Common Member Units	Capital Contributions	Operational Services Contributions	Percentage Interest
NuGenerex Health, LLC	500	Patients, Doctors, clinics and capital raise and/or funding	I As set forth herein.	50%
Worldwide Digitech, LLC	500	Equipment, Training and Knowhow	i2 As set forth herein.	50%
Total	1,000			100%

The Percentage Interest listed above shall remain constant regardless of the amount of capital contributions or the balance of adjusted capital accounts.

3

SCHEDULE II

TO NuGenHealth, LLC OPERATING AGREEMENT

(Current as of 2020)

Subject to, and as described in Article Two, the Company will distribute Financial Net Income to the Members, as follows:

1. 50% to Worldwide Digitech, LLC for providing services set fo1th herein;

2. 50% to NuGenerex Health, LLC for providing services as set forth herein.

The Percentage Interest in Financial Net Income listed above shall remain constant regardless of the amount of capital contributions or the balance of adjusted capital accounts.

4

NuGenHealth Agreement

APPENDIX I
MEMORANDUM OF UNDERSTANDING

Memorandum of Understanding

Skills, Expertise, Relationships, Capital Understandings

Worldwide Digitech, LLC

WWDT will bring technology and medical expertise for PG

1. Providing expertise in technology development and implementation in Healthcare
2. Providing/developing/ensuring Medically compliant, efficient and customer focused workflows able to be used across the Healthcare provider/patient care continuum
3. Providing the HealthKOS platform and delivering customer implementation, including:
   a. Providing all IT Hosting, Security & Maintenance at HIPPA Compliance levels
   b. Delivering customer implementation, training, and knowledge transfer
      i. Training to the employees at doctor/providers' locations and/or call center

The HealthKOS platform will be given to PG at a substantially discounted rate at the following schedule for the maintenance of the technology.

4. It will be a perpetual contractual arrangement for the duration of the partnership
   i. 10k/ month for providing support
   ii. 1-3000 Patients at $5 PMPM
   iii. 3001+ Patients at $3 PMPM
   b. The HealthKOS platform includes:
      i. HealthKOS Online Portal
      ii. HealthKOS Smartphone App
      iii. HealthKOS Patient Management Module
      iv. HealthKOS Medication Management Module
      v. HealthKOS Telehealth Module
      vi. HealthKOS Remote Patient Monitoring Module
      vii. HealthKOS Chronic Care Management Module
      viii. HealthKOS Analytics Reports & Scorecard
      ix. HealthKOS Platform Hosting, Security & Maintenance
5. A white label version of the HealthKOS platform will be created and maintained for PG
   i. This will be done as a separate copy, including maintaining all enhancements developed for PG
   ii. This white label software cannot be sublicensed to another party without the written approval of NuGenerex, LLC CEO and WWDT CEO

NuGenerex, LLC

NuGenerex, LLC will focus on business development, refining as appropriate the PG business model, daily PG operations, PG Call Center operations and achieving the longer-term goal of a successful IPO or sale for PG.

1. Enroll up to 150,000 patients on to the Connected Care Solutions for Chronic Care Management and Remote Patient Monitoring within 18 months
2. Provide cash investments, to be agreed upon in writing by the parties at a later date, for the
   a. Maintenance of Software (schedule detailed above WWDT point 4)
   b. White label creation (scope/cost will be determined, provided at WWDT development cost)
   c. Any new development (enhancement)
   d. Purchase of Monitoring Devices needed for RPM management
   e. Management and maintenance of the call center(s) and other running cost of PG

2 | Page Confidential. July 20th 2020 HealthKOS

5

Memorandum of Understanding

This Memorandum of Understanding (MOU) sets forth the terms and understanding between **NuGenerex Remote Health, LLC d/b/a ("To be Determined by the parties")** to work with **Worldwide Digitech, LLC (WWDT)** as business partners and hereinafter may be collectively called as parties and individually as party.

NuGenerex, LLC and WWDT understands and agrees that a definitive contract will be the basis for a duly executed, long-term agreement, this overall Memorandum of Understanding is intended to govern the partnership until a formalized agreement is finalized and executed.

This relationship is being developed and executed for the mutual benefit of both the parties with the following understanding:

General Terms for Operating

A new company will be created, tentatively called "Company PG" (PG) with equal partnership of both parties **NuGenerex, LLC** and **Worldwide Digitech, LLC (WWDT)**.

To ensure the success of PG, NuGenerex, LLC CEO and WWDT CEO will interact and coordinate to achieve business goals and maintain strategic alignment. Although there are no preset times for meetings, there shall be substantial contact and interaction during a given month for the Business purposes of PG.

It is understood and agreed that in the formation of PG, each party is bringing different skills, expertise, relationships, resources and capital to achieve the goals and visions described in this Memorandum of Understanding.

1 | P a g e

Confidential. July 20th 2020

HealthKOS

6

Memorandum of Understanding

Aligned Understandings and Milestones

1. WWDT will provide a white label copy with its enhancement to PG for the joint venture.
2. NuGenerex will contribute its compliant doctor's network and 6 state MSO for access to their patients for the joint venture
3. All strategic, new customers, budgeting and resource decisions relating to PG will be jointly agreed by NuGenerex, LLC and WWDT CEOs.
4. No loans/borrowings/investment commitments/contracts shall be raised/entered by PG unless jointly agreed by NuGenerex, LLC and WWDT CEOs.
5. Except for disclosures that NuGenerex attorney's advise are necessary, before any PR/media/shareholder announcements are made regarding PG and/or HealthKOS platform, they shall be jointly agreed by NuGenerex, LLC and WWDT CEOs.
6. The parties agree if/when PG is acquired by a third party – best efforts will used to have iTechbuddy provide the maintenance of the PG white label software for a period of 10 years as per the following schedule
   i. $12k/ month for providing support
   ii. 1-3000 Patients at $6 PMPM
   iii. 3001+ Patients at $4 PMPM

It is understood that if either NuGenerex, LLC or WWDT does not contribute the Skills, Expertise, Relationships, Capital Understandings outline in the MOU or perform the agreed Aligned Understandings or Milestones, a resolution will be proposed by either party for the benefit of the partnership and PG to resolve this 'issue'. If no agreement can be reach by the NuGenerex, LLC and WWDT CEOs, the MOU can be canceled by the partner company who has raised the issue of non-performance and both parties agree to not compete with the other for two (2) years in those specific services that each party did not partake prior to entering into this partnership. It is also agreed that for two years after the partnership ends, WWDT will not contact any of NuGenerex' s MSO doctors or patients and NuGenerex will not provide similar software services offered by WWDT.

It is understood that NuGenerex, LLC and its representatives do not have any capacity to represent WWDT/ HealthKOS and cannot negotiate deals on its behalf.

It is understood that WWDT and its representatives do not have any capacity to represent NuGenerex, LLC and cannot negotiate deals on its behalf.

It is understood that while NuGenerex, LLC and WWDT business relationship is commenced, NuGenerex, LLC, its associates, close relatives or its representatives will not represent, promote or sell any other health technology platforms similar to the HealthKOS™ Platform including its major components (such as RPM, Telehealth, Care Coordination) during the partnering of PG and for a period of 2 years after PG is sold or the partnership is dissolved and WWDT, its associates, close relatives or its representatives shall not contact or interact with any of NuGenerex's MSO doctors or patients.

It is understood that NuGenerex, LLC , its associates or its representatives will not engage in any negotiations with any third party providing similar solution until this MOU is terminated.

Confidentiality and non-circumvent

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Confidential July 20th 2020

HealthKOS

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Reviewed and Accepted NuGenerex, LLC

By: /s/ Joseph Moscato

Name: Joseph Moscato

Title: CEO

Company: NuGenerex, LLC

Reviewed and Accepted Worldwide Digitech, LLC

By: /s/ Naveen Goel

Name: Naveen Goel

Title: CEO

Worldwide Digitech, LLC

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